UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2024

KKR & CO. INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34820	88-1203639

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Hudson Yards New York, New York	10001

(Address of principal executive offices)	(Zip Code)

(212) 750-8300

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	KKR	NYSE

4.625% Subordinated Notes due 2061 of KKR Group Finance Co. IX LLC	KKRS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events.

The KKR & Co. Inc. (“KKR”) 2024 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on Monday, July 22, 2024 at 9:00 a.m., Eastern Time. The Annual Meeting will be held in a virtual meeting format only. Only stockholders of record at the close of business on June 24, 2024 may attend the meeting. To receive further information about how to attend the meeting, please register by sending an e-mail to Investor-Relations@kkr.com with the following information between June 24, 2024 and July 18, 2024. Please write “KKR 2024 Annual Meeting Registration” in the subject line of the e-mail, include your full name, address, and the number of shares of common stock owned by you as of the record date, and be prepared to confirm your ownership of such shares as of the record date. Please note that no discussion of KKR's business will be presented at the Annual Meeting, and no matter will be presented to its stockholders for a vote. Therefore, no action is expected to be taken at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR & CO. INC.

Date: June 14, 2024	By:	/s/ Christopher Lee
	Name:	Christopher Lee
	Title:	Secretary